Exhibit 99.1

Ballantyne Strong, Inc. – Fiscal Year 2019	Page 1 of 8
Fourth Quarter and Full Year 2019 Results

For Investor Relations Inquiries:

Ballantyne Strong, Inc.

Mark Roberson

Chief Financial Officer

IR@btn-inc.com

704-994-8279

Ballantyne Strong Reports Fourth Quarter and Full Year 2019 Operating Results

Charlotte, NC – March 12, 2020 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2019. The Company conducts its operations through three operating segments: Strong Entertainment, Convergent and Strong Outdoor.

Financial and Operational Highlights

●	Significant improvements in consolidated gross profit, income from operations, Adjusted EBITDA and cash flow from operations.

●	Convergent’s Digital Signage as a Service (DSaaS) recurring revenue model continues to expand, driving increased gross margin and operating performance.

●	Strong Entertainment’s operating results improved significantly in the second half of 2019 as compared with the first half as facility construction in Quebec was completed and customer orders increased.

●	Strong Outdoor turned profitable in the fourth quarter. The transaction with Firefly Systems, Inc. (“Firefly”) and related $4.8 million investment provide additional long-term upside potential.

Kyle Cerminara, Chairman and CEO, commented, “During 2019, we were focused on driving improved operating performance from each of our business units. We repositioned Convergent’s operating model to focus on expanding our Digital Signage as a Service platform, we restructured Strong Outdoor’s cost model and expanded our sales team resulting in its first profitable quarter, and we completed the plant expansion in Quebec following the weather-related damage in early 2019. We also completed a transaction with Firefly wherein we received a preferred equity stake, which we believe offers significant upside potential. Firefly continues to rapidly expand its digital advertising business and we are excited to participate in its anticipated success going forward.”

Fourth Quarter and Full Year 2019 Financial Review

●	Consolidated operating results improved from prior year periods. Convergent continued to generate improved gross margins and overall profitability following our repositioning of the business to a higher margin recurring revenue business model. Strong Outdoor’s operating results improved with higher ad revenues and the positive impact of the transaction with Firefly. Strong Entertainment strengthened sequentially from the first half of 2019 as business activity returned to normal following weather-related production disruptions at our Quebec manufacturing facility.

Ballantyne Strong, Inc. – Fiscal Year 2019 Fourth Quarter and Full Year 2019 Results	Page 2 of 8

●	Total revenue decreased 6.0% to $17.1 million for the fourth quarter of 2019 and decreased 3.3% to $62.6 million for the full year 2019. Services revenue grew 9.3% during full year 2019 with the transition to a higher mix of recurring services revenue. Product sales revenue decreased 14.4% during full year 2019, primarily due to lower screen system sales associated with the temporary production disruptions at our Quebec manufacturing plant in the first half of 2019 and lower international volume. In addition, the prior year periods included revenue from one-time audio and product sale and installations that did not recur in 2019.

●	Gross profit increased 50.4% to $6.8 million for the fourth quarter of 2019 and increased 51.7% to $18.5 million for the full year 2019. Gross profit margins improved to 39.6% for the fourth quarter of 2019 from 24.7% in for the fourth quarter of 2018 and improved to 29.5% for the full year 2019 from 18.8% during the full year 2018. The improvement was a direct result of repositioning Convergent to a high margin recurring revenue model combined with cost reduction initiatives and improvements in Strong Outdoor’s operating cost structure.

●	Operating income improved to $0.8 million for the fourth quarter of 2019 from $0.1 million in the prior year and improved to an operating loss of $4.0 million for the full year 2019 from a loss of $10.3 million in the prior year. Improved operating performance at Convergent and Strong Outdoor were partially offset by the lower revenue and related contribution from Strong Entertainment.

●	Net loss was $0.7 million ($0.05 per share) for the fourth quarter of 2019 as compared to $0.6 million ($0.04 per share) in the prior year. Net loss was $10.1 million ($0.70 per share) for the full year 2019 compared to $12.3 million ($0.86 per share) in the prior year. Improved operating results were partially offset by higher non-cash fair value adjustments and increased equity method investment losses in the current year.

●	Adjusted EBITDA, a non-GAAP measure, improved to $2.6 million for the fourth quarter of 2019 compared to $1.1 million in the prior year. On a full year basis, Adjusted EBITDA improved by $5.4 million to positive $1.4 million for full year 2019 compared to a loss of $4.0 million in the prior year.

Conference Call

A conference call to discuss the fourth quarter and full year 2019 financial results will be held on Thursday, March 12, 2020 at 8:30 am Eastern Time. Investors and analysts are invited to access the conference call by dialing 877-407-3982 (domestic) or 201-493-6780 (international) and providing the operator with conference ID number: 13699717. Please dial in at least five minutes before the start of the call to register. A replay will be available approximately two hours after the conclusion of the conference call until Sunday, April 12, 2020 by dialing 844-512-2921 in the U.S. and Canada and 412-317-6671 internationally and entering the conference ID number: 13699717.

The Company’s financial results and an accompanying slide presentation will also be available on the Investor Relations page of the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) to exclude income taxes, interest, and depreciation and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional expenses and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Ballantyne Strong, Inc. – Fiscal Year 2019 Fourth Quarter and Full Year 2019 Results	Page 3 of 8

EBITDA and Adjusted EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are (i) they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, our working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations, and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We believe EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and Adjusted EBITDA because (i) we believe these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use EBITDA and Adjusted EBITDA internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 12, 2020, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong (www.ballantynestrong.com) and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, advertising and government markets.

Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2018, the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the Company’s ability to expand its revenue streams, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its capital allocation strategy, the Company’s ability to maintain its brand and reputation and retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries (including tariffs), risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms or at all, the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing Coronavirus outbreak emanating from China), the adequacy of insurance and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Ballantyne Strong, Inc. – Fiscal Year 2019 Fourth Quarter and Full Year 2019 Results	Page 4 of 8

Ballantyne Strong, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except par values)

(Unaudited)

	December 31, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$4,951	$6,698
Restricted cash	351	350
Accounts receivable (net of allowance for doubtful accounts of $1,291 and $1,832, respectively)	12,898	13,841
Inventories, net	2,879	3,490
Recoverable income taxes	190	281
Other current assets	1,754	1,663
Total current assets	23,023	26,323
Property, plant and equipment (net of accumulated depreciation of $10,238 and $9,028, respectively)	10,560	14,483
Operating lease right-of-use assets	5,581	-
Finance lease right-of-use assets	2,563	692
Investments	13,311	11,167
Intangible assets, net	1,534	1,795
Goodwill	919	875
Notes receivable	-	3,965
Other assets	142	337
Total assets	$57,633	$59,637
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,273	$4,724
Accrued expenses	4,416	2,782
Short-term debt	3,080	3,152
Current portion of long-term debt	998	1,094
Current portion of operating lease obligations	971	-
Current portion of finance lease obligations	1,586	160
Deferred revenue and customer deposits	2,981	2,310
Total current liabilities	17,305	14,222
Long-term debt, net of current portion and debt issuance costs	3,019	10,053
Operating lease obligations, net of current portion	4,809	-
Finance lease obligations, net of current portion	3,988	427
Deferred revenue and customer deposits, net of current portion	38	1,167
Deferred income taxes	2,649	2,516
Other long-term liabilities	116	254
Total liabilities	31,924	28,639
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.01 per share; authorized 1,000 shares, none outstanding	-	-
Common stock, par value $.01 per share; authorized 25,000 shares; issued 17,410 and 17,237 shares at December 31, 2019 and December 31, 2018, respectively; outstanding 14,616 and 14,443 shares at December 31, 2019 and December 31, 2018, respectively	174	172
Additional paid-in capital	42,589	41,471
Retained earnings	6,001	13,319
Less 2,794 of common shares in treasury, at cost	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,469)	(5,378)
Total stockholders’ equity	25,709	30,998
Total liabilities and stockholders’ equity	$57,633	$59,637

Ballantyne Strong, Inc. – Fiscal Year 2019 Fourth Quarter and Full Year 2019 Results	Page 5 of 8

Ballantyne Strong, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Net revenues	$17,129	$18,232	$62,550	$64,689
Cost of revenues	10,348	13,722	44,077	52,510
Gross profit	6,781	4,510	18,473	12,179
Selling and administrative expenses:
Selling	1,457	1,168	5,281	4,806
Administrative	4,488	3,285	17,085	15,587
Total selling and administrative expenses	5,945	4,453	22,366	20,393
Loss on disposal of assets	(2)	(6)	(107)	(2,135)
Income (loss) from operations	834	51	(4,000)	(10,349)
Other income (expense):
Interest income	-	-	3	-
Interest expense	(255)	(180)	(823)	(447)
Fair value adjustment to notes receivable	(705)	197	(2,857)	1,150
Foreign currency transaction (loss) gain	(111)	292	(265)	333
Other income (expense), net	1,264	(28)	2,132	(35)
Total other income (expense)	193	281	(1,810)	1,001
Income (loss) before income taxes and equity method investment loss	1,027	332	(5,810)	(9,348)
Income tax expense	987	591	2,282	2,427
Equity method investment loss	(788)	(309)	(2,011)	(552)
Net loss	$(748)	$(568)	$(10,103)	$(12,327)
Basic loss per share	$(0.05)	$(0.04)	$(0.70)	$(0.86)
Diluted loss per share	$(0.05)	$(0.04)	$(0.70)	$(0.86)

Ballantyne Strong, Inc. – Fiscal Year 2019 Fourth Quarter and Full Year 2019 Results	Page 6 of 8

Ballantyne Strong, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Years Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(10,103)	$(12,327)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Recovery of) provision for doubtful accounts	(621)	188
(Benefit) provision for obsolete inventory	(75)	170
(Benefit) provision for warranty	(73)	208
Depreciation and amortization	3,534	2,712
Amortization and accretion of operating leases	1,731	-
Fair value adjustment to notes receivable	2,857	(1,150)
Equity method investment loss	2,011	552
Recognition of contract acquisition costs	-	29
Loss on disposal of assets	107	2,135
Gain on Firefly transaction	(431)	-
Deferred income taxes	(52)	(250)
Impairment of operating lease	-	209
Impairment of contract acquisition costs	-	59
Stock-based compensation expense	1,120	837
Dividends received from investee	-	813
Changes in operating assets and liabilities:
Accounts receivable	1,753	(3,540)
Inventories	770	1,020
Current income taxes	100	192
Other assets	244	(772)
Accounts payable and accrued expenses	587	1,008
Deferred revenue and customer deposits	634	682
Operating lease obligations	(1,894)	-
Net cash provided by (used in) operating activities	2,199	(7,225)

Cash flows from investing activities:
Proceeds from sale of equity securities	-	4,531
Proceeds from sale of property, plant and equipment	121	-
Dividends received from investee in excess of cumulative earnings	-	69
Capital expenditures	(2,467)	(1,984)
Net cash (used in) provided by investing activities	(2,346)	2,616

Cash flows from financing activities:
Proceeds from issuance of long-term debt	237	-
Proceeds from issuance of short-term debt	-	3,963
Proceeds from sale-leaseback financing	-	7,000
Principal payments on short-term debt	(427)	(1,154)
Principal payments on long-term debt	(963)	(2,476)
Payment of debt issuance costs	-	(22)
Payments on capital lease obligations	(712)	(230)
Other	-	(8)
Net cash (used in) provided by financing activities	(1,865)	7,073
Effect of exchange rate changes on cash and cash equivalents	266	(286)
Net (decrease) increase in cash and cash equivalents and restricted cash	(1,746)	2,178
Cash and cash equivalents and restricted cash at beginning of year	7,048	4,870
Cash and cash equivalents and restricted cash at end of year	$5,302	$7,048

Components of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$4,951	$6,698
Restricted cash	351	350
Total cash and cash equivalents and restricted cash	$5,302	$7,048

Ballantyne Strong, Inc. – Fiscal Year 2019 Fourth Quarter and Full Year 2019 Results	Page 7 of 8

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018

Strong Entertainment
Revenue	$10,469	$10,782	$36,874	$43,875
Gross profit	3,537	3,695	12,159	14,710
Operating income	2,026	2,726	6,671	10,407
Adjusted EBITDA	2,655	2,965	8,021	11,329

Convergent
Revenue	$4,824	$5,706	$20,028	$16,932
Gross profit	2,055	1,481	6,677	2,061
Operating income (loss)	601	687	2,068	(4,483)
Adjusted EBITDA	1,228	1,078	4,087	(1,309)

Strong Outdoor
Revenue	$1,722	$1,684	$5,247	$3,632
Gross profit (loss)	1,075	(726)	(764)	(4,843)
Operating income (loss)	368	(1,118)	(3,461)	(6,070)
Adjusted EBITDA	481	(1,041)	(2,851)	(5,803)

Corporate and Other
Revenue	$114	$60	$401	$250
Gross profit	114	60	401	251
Operating loss	(2,161)	(2,244)	(9,278)	(10,203)
Adjusted EBITDA	(1,718)	(1,944)	(7,856)	(8,227)

Consolidated
Revenue	$17,129	$18,232	$62,550	$64,689
Gross profit	6,781	4,510	18,473	12,179
Operating income (loss)	834	51	(4,000)	(10,349)
Adjusted EBITDA	2,646	1,058	1,401	(4,010)

Ballantyne Strong, Inc. – Fiscal Year 2019 Fourth Quarter and Full Year 2019 Results	Page 8 of 8

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended December 31,
	2019					2018
	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$959	397	$512	(2,616)	$(748)	$2,499	416	$(1,118)	(2,365)	$(568)
Interest expense, net	34	154	67	-	255	28	60	-	92	180
Income tax expense	1,011	61	-	(85)	987	410	181	-	-	591
Depreciation and amortization	232	604	111	51	998	231	413	77	98	819
EBITDA	2,236	1,216	690	(2,650)	1,492	3,168	1,070	(1,041)	(2,175)	1,022
Stock-based compensation expense	-	-	-	322	322	-	-	-	189	189
Fair value adjustment to notes receivable	705	-	-	-	705	(197)	-	-	-	(197)
Equity method investment loss (income)	178	-	-	610	788	267	-	-	42	309
Loss on disposal of assets and impairment charges	2	-	-	-	2	4	2	-	-	6
Foreign currency transaction loss (gain)	122	(11)	-	-	111	(277)	(15)	-	-	(292)
Gain on Firefly transaction, net of transaction costs	-	-	(209)	-	(209)	-	-	-	-	-
Gain on property and casualty insurance recoveries	(588)	-	-	-	(588)	-	-	-	-	-
Severance and other	-	23	-	-	23	-	21	-	-	21
Adjusted EBITDA	$2,655	$1,228	$481	$(1,718)	$2,646	$2,965	$1,078	$(1,041)	$(1,944)	$1,058

	Years Ended December 31,
	2019					2018
	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated	Strong Entertainment	Convergent	Strong Outdoor	Corporate and Other	Consolidated
Net income (loss)	$2,079	1,483	$(3,264)	(10,401)	$(10,103)	$8,834	(5,448)	$(6,070)	(9,643)	$(12,327)
Interest expense, net	140	475	233	(28)	820	72	239	-	136	447
Income tax expense	2,148	134	-	-	2,282	1,925	502	-	-	2,427
Depreciation and amortization	896	1,991	434	213	3,534	892	1,312	267	273	2,744
EBITDA	5,263	4,083	(2,597)	(10,216)	(3,467)	11,723	(3,395)	(5,803)	(9,234)	(6,709)
Stock-based compensation expense	-	-	-	1,120	1,120	-	-	-	837	837
Fair value adjustment to notes receivable	2,857	-	-	-	2,857	(1,150)	-	-	-	(1,150)
Equity method investment loss (income)	779	-	-	1,232	2,011	1,233	-	-	(681)	552
Loss on disposal of assets and impairment charges	68	1	38	-	107	6	1,707	-	818	2,531
Foreign currency transaction loss (gain)	289	(24)	-	-	265	(483)	150	-	-	(333)
Gain on Firefly transaction, net of transaction costs	-	-	(319)	-	(319)	-	-	-	-	-
Gain on property and casualty insurance recoveries	(1,235)	-	-	-	(1,235)	-	-	-	-	-
Severance and other	-	27	27	8	62	-	229	-	33	262
Adjusted EBITDA	$8,021	$4,087	$(2,851)	$(7,856)	$1,401	$11,329	$(1,309)	$(5,803)	$(8,227)	$(4,010)